Exhibit 99.2

FORM OF MAIL-IN VOTING CARD OF

MITSUBISHI UFJ SECURITIES CO., LTD.

(Translation)

Postcard
137-8683

Postage paid by addressee

Valid through June 27, 2007

(Addressee)

Mitsubishi UFJ Securities Co., Ltd.

c/o Mitsubishi UFJ Trust and Banking Corporation,

Corporate Agency Division (Administrator of

Shareholders’ Register)

Shin-Tokyo Post Office, P.O. Box No. 29

*	Mail this postcard without affixing stamp.

*	Do not use this postcard on or after June 28, 2007.

-------------------------------------------------------------- Cut here --------------------------------------------------------------

*	Cut off this slip when posting the Voting Card.

*	If you have already exercised your voting rights via the Internet, such exercise supersedes the exercise of the same voting rights made by using this Voting Card.

If you would like to change your voting rights exercised via the Internet, please re-exercise your voting rights via the Internet.

*	“i-mode”, “EZweb” and “Yahoo!” are the trademarks or registered trademarks of NTT DoCoMo, KDDI and Yahoo! Inc., respectively.

Voting Card

To: Mitsubishi UFJ Securities Co., Ltd.

Number of voting rights

I hereby exercise my voting rights as follows (as indicated by circling “Approve” or “Disapprove”), with respect to the matters submitted for resolution at the second Annual General Meeting of Shareholders of Mitsubishi UFJ Securities Co., Ltd. to be held on June 28, 2007 (including any continued or adjourned meetings).

MM/DD/YY

Resolution Items	Approval or Disapproval

Item 1	Approve	Disapprove

Item 2	Approve	Disapprove

Item 3	Approve	Disapprove

(excluding )

Item 4	Approve	Disapprove

Item 5	Approve	Disapprove

Note: Failure to indicate approval or disapproval of any proposed resolution item shall be deemed approval of such item.

Mitsubishi UFJ Securities Co., Ltd.

-------------------------------------------------------------- Cut here --------------------------------------------------------------

Number of voting rights

Number of shares held by you as of the record date:              shares

Each unit of common stock entitles the holder to one voting right.

Request to shareholders:

1. Please submit this Voting Card at the reception desk on the day of the General Meeting of Shareholders.

2. If you are unable to attend the meeting in person, you can still exercise your voting rights by using either of the following methods.

[Exercise of Voting Rights by Mail]

* Please indicate in writing on the enclosed Voting Card whether you approve or disapprove of the proposed resolutions, and return the completed Voting Card by return mail so as to reach us no later than 5:00 p.m. on June 27, 2007.

[Exercise of Voting Rights via the Internet]

http://www.evote.jp/

* Please access the website address listed directly above by PC or mobile phone (i-mode, EZweb or Yahoo! mobile).

* Please use the "Log-in ID" and "Temporary Password" indicated below to gain access, and exercise your voting rights in accordance with the instructions given on the screen.

*Your vote must be submitted no later than 5:00 p.m. on June 27, 2007.

3. Please also carefully read the reverse side of this form.

Log-in ID

Temporary Password	Shareholder No. (8 digits)

Mitsubishi UFJ Securities Co., Ltd.

2